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                           ARTICLES OF INCORPORATION

                                      OF

                             V3 SEMICONDUCTOR INC.

         I, the undersigned, being a natural person more than eighteen (18) years of age, acting as incorporator of the above-named corporation (hereinafter referred to as the "Corporation") under the provisions of the Nevada Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                   ARTICLE I

                                     NAME

         The name of the Corporation hereby created shall be:
                             V3 Semiconductor Inc.

                                  ARTICLE II

                                   DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                  ARTICLE III

                                    PURPOSE

           The purposes for which the Corporation is organized are:

              (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

              (b) To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines or manufacturing, working or producing any or all products;

              (c) To borrow money and to execute notes and obligations and security contracts therefor, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

              (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgement of its directors;

              (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

              (f) To engage in any and all other 1awful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the state of Nevada.

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                                  ARTICLE IV
                                 CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The Common Stock shall be nonassessable and shall not have cumulative voting rights.

                  (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, nay differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                    (i) the distinctive designation of, and the number of
               shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (ii) the rate and times at which, and the terms and
               conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

                    (iii) the right, if any, of the holders of shares of the
               series to convert the same into, or exchange the same f or, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

                    (iv) whether shares of the series shall be subject to
               redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                    (v) the rights, if any, of the holders of shares of the
               series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

                    (vi) the terms of the sinking fund or redemption or
               purchase account, if any, to be provided for shares of the series; and

                    (vii) the voting Power, if any, of the holders of shares
               of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

                  (b) Common Stock

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                    (i) after the requirements with respect to preferential
               dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a). of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

                    (ii) after distribution in full of the preferential amount
               (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratabaly in proportion to the number of shares of the Common Stock held by each; and

                    (iii) no holder of any of the shares of any class or
               series of stock or of options, warrants or other rigpurchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

          Special Stock. In addition to the classes of stock authorized in the introductory paragraph of this Article IV, the Corporation shall have authority to issue 3,400,000 shares of Voting Special Stock, par value $.0005 per share (hereinafter the "Voting Special Stock") with the following rights:

               (i) Each share of Voting Special Stock shall be entitled to one vote per share on a basis equivalent to all outstanding shares of the Corporation's common stock. The Voting Special Stock shall not be entitled to any pre-emptive, cumulative voting, dividend, redemption, conversion, liquidation or any other rights whatsoever except as set forth herein.

               (ii) The shares of Voting Special Stock may be converted at anytime at the option of the holders thereof, all or in part, into common stock of the Corporation on the basis of the exchange of one share of Voting Special Stock plus one share of V3 Corporation Preferred Stock for one share of the Corporation's common stock.

               (iii) The shares of Voting Special Stock shall not be transferable by the holder thereof and shall not be sold, disposed of, or pledged, without the express written consent of the Board of Directors of the Corporation by majority vote and in no event shall be transferable separately or apart from an equal number of shares of V3 Preferred Stock.

               (iv) The shares of the Corporation's common stock which the holder of the Voting Special Stock is entitled to receive upon exchange shall be automatically adjusted to reflect stock splits, stock dividends, a stock recapitalization, stock consolidations or other capital reorganizations affecting the voting securities of the Corporation, so as to maintain the proportionate voting interest represented by the stock covered by this exchange privilege.

               (v) Any shares of Voting Special Stock surrendered for conversion to common shares shall immediately be cancelled on the records of the Corporation.

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                                   ARTICLE V

                         DENIAL OF PRE-EMPTIVE RIGHTS

         No holder of any shares of the Corporation, whether new or hereafter authorzied, shall have any pre-emptive or preferential rights to acquire shares-or securities of the Corporation.

                                  ARTICLE VI

                                PAID IN CAPITAL

     The Corporation will not commence business until the consideration of the value of at least $1,000.00 has been received by it as consideration for the issuance of the shares.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgements, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defence or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

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                                 ARTICLE VIII

                      OFFICERS' AND DIRECTORS' CONTRACTS

         No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.


                                  ARTICLE IX

                       ADOPTION AND AMENDMENT OF BY-LAWS

         The initial By-Laws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the board of directors, but the holders of common stock of the Corporation may also alter, amend, or repeal the By-Laws or adopt new By~Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.


                                   ARTICLE X

                          REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation and its initial registered agent at such address is:

         The Corporation Trust Company of Nevada One East First Street Reno, Nevada 89501

                                  ARTICLE XI

                                   D1RECTORS

         The Corporation shall not have fewer directors than the number of shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the board of directors in accordance with 78.330 of the Nevada Revised Statutes or any amendment or successor statute. The original board of directors shall be comprised of one (1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is duly elected and shall qualify is:

           Robert A. Hill 650 North 1100 East Bountiful, Utah 84010

         Removal of Directors: Directors may be removed from office, with or without cause, by a majority vote of shareholders entitled to vote on such matters.

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                                  ARTICLE XII

                                 INCORPORATOR

         The name and address of the incorporator is:

           Robert A. Hill 650 North 1100 East Bountiful, Utah 84010

                                 ARTICLE XIII

                                 ANTI-TAKEOVER

         The Corporation elects not to be governed by Sections 78.411 to
78.444 of Title 7, Chapter 78 of the Nevada Revised Statutes.


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